EXHIBIT 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
B.V.R. Systems (1998) Ltd.
Rosh Ha’ayin
Israel

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-125879), pertaining to B.V.R. Systems (1998) Ltd. (the “Company”) of our report dated March 31, 2005 with respect to the balance sheets of the Company as of December 31, 2004 and 2003 and the related statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2004.

/S/ Somekh Chaikin —————————————— Somekh Chaikin Certified Public Accounts (Isr.) A member of KPMG International June 27, 2005